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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the incorporation by reference in this Amendment No. 1 to the registration statement (No. 333-50451) of Dollar General Corporation of our report dated March 5, 1997 on our audits of the consolidated financial statements of Dollar General Corporation and Subsidiaries as of January 31, 1997 and for the years ended January 31, 1997 and 1996, which report is included in the Annual Report on Form 10-K. We also consent to the reference to our firm under the caption "Expert."

/s/ Coopers & Lybrand L.L.P.

Louisville, Kentucky
May 11, 1998